As filed with the U.S. Securities and Exchange Commission on August 4, 2021
Registration Statement No. 333-
 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

S&T BANCORP, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	6822	25-1434426
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
800 PHILADELPHIA STREET
INDIANA, PENNSYLVANIA 15701
(800) 325-2265
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark Kochvar, Chief Financial Officer
S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, PA 15701
(800) 325-2265
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Hannah Thompson Frank, Esq.
Christi Davis, Esq.
McGuireWoods LLP
Tower Two-Sixty 260 Forbes Avenue Suite 1800
Pittsburgh, PA 15222-3142
(412) 667-6000
Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
i

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount Of Registration Fee(2)
Common Stock, par value $2.50 per share
Preferred Stock, no par value per share
Depository Shares
Debt Securities
Warrants
Units
Total
(1) Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.
(2) An unspecified aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units, or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.
(3) Includes an unspecified number of securities that may be offered or sold by affiliates of the registrant in market-making transactions. Pursuant to Rule 457(q) under the Securities Act, no filing fee is required for the registration of an indeterminate amount of securities to be offered in such market-making transactions.

PROSPECTUS
S&T BANCORP, INC.
Common Stock
Preferred Stock
Depository Shares
Debt Securities
Warrants
Units

 We may offer and sell from time to time in one or more offerings, common stock, preferred stock, depository shares, debt securities, warrants and units (collectively, the “securities”) of S&T Bancorp, Inc. (“S&T”).
Our common stock is quoted on The Nasdaq Global Select Market under the symbol “STBA.”
This prospectus describes the general terms of these securities and the general manner in which these securities may be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the amounts and prices of the securities, as well as the name and other information with respect to selling security holders, if any. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.
We may sell the securities to or through underwriters or dealers, through agents, or directly to investors, or through a combination of these methods. We will set forth the names of any underwriters or agents and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
Investing in our securities involves certain risks. See the section “Risk Factors” on page 4 of this prospectus, as well as in the applicable prospectus supplement. You should also consider the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequent periodic reports filed with the Securities and Exchange Commission.
The S&T securities offered in this prospectus are not savings or deposit accounts or other obligations of any of our bank or non-bank subsidiaries, and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 4, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC.” Under this shelf registration statement, we may issue and sell to the public, either separately or together, the securities described in the registration statement, at any time and from time to time, in one or more public offerings of our common stock, preferred stock, depositary shares, debt securities, warrants, or units consisting of two or more securities. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that contains specific information about the terms of those securities. A prospectus supplement (and any pricing supplement) may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement (and any pricing supplement) together with the additional information described below under the heading “Where You Can Find More Information.” If the information in this prospectus is inconsistent with a prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement). We may also prepare free writing prospectuses that describe particular securities. The applicable free writing prospectus should also be read in connection with this prospectus and with the applicable prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement (or pricing supplement) may also refer to a free writing prospectus, unless the context otherwise requires.
We may sell the securities (a) through agents; (b) through underwriters, brokers or dealers; (c) directly to investors or purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.
You should rely only on the information contained in this prospectus, any prospectus supplement (or pricing supplement) and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement (or pricing supplement) or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.
Unless specifically noted otherwise in this prospectus, references to “S&T”, “we”, “us”, and “our” are to S&T Bancorp, Inc., a Pennsylvania corporation. References to S&T Bancorp, Inc. and its subsidiaries on a consolidated basis are specifically made where applicable.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations.
Forward looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate”, “estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “believe”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; changes in accounting policies, practices, or guidance, for example, our adoption of Current Expected Credit Loss, or CECL; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions, including DNB Financial Corporation or DNB, cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; our ability to successfully manage our CEO transition; general economic or business conditions, including the strength of regional economic conditions in our market area; the duration and severity of the coronavirus (“COVID-19”) pandemic, both in our principal area of operations and nationally, including the ultimate impact of the pandemic on the economy generally and on our operations; our participation in the Paycheck Protection Program; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2020, including Part I, Item 1A, Risk Factors and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

PROSPECTUS SUMMARY
This summary provides a brief overview of the key aspects of S&T and the material terms of the securities we may offer that are known as of the date of this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents described below under “Where You Can Find More Information,” which incorporates by reference important business and financial information into this prospectus.
S&T Bancorp, Inc.
S&T Bancorp, Inc., was incorporated on March 17, 1983 under the laws of the Commonwealth of Pennsylvania as a bank holding company and is registered with the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, under the Bank Holding Company Act of 1956, as amended, or the Bank Holding Company Act, as a bank holding company and a financial holding company. S&T’s headquarters is located in Indiana, Pennsylvania. S&T Bancorp, Inc. has five active direct wholly-owned subsidiaries including S&T Bank, 9th Street Holdings, Inc., STBA Capital Trust I, DNB Capital Trust I and DNB Capital Trust II, and also owns a 50 percent interest in Commonwealth Trust Credit Life Insurance Company. At June 30, 2021, S&T and its consolidated subsidiaries had assets of approximately $9.5 billion, loans of approximately $7.0 billion, deposits of $8.0 billion and shareholders’ equity of $1.2 billion.
Through S&T Bank and our non-bank subsidiaries, we offer consumer, commercial and small business banking services, which include accepting time and demand deposits and originating commercial and consumer loans, brokerage services and trust services including serving as executor and trustee under wills and deeds and as guardian and custodian of employee benefits. We also manage private investment accounts for individuals and institutions through our registered investment advisor. Total Wealth Management assets under administration were $2.1 billion at December 31, 2020. S&T’s common stock trades on The Nasdaq Global Select Market under the symbol “STBA.” S&T’s investor relations website is http://www.stbancorp.com. We have included our website address as an inactive textual reference only. The information set forth on our website is not part of this prospectus.
The main office of S&T Bancorp, Inc. is located at 800 Philadelphia Street, Indiana, PA, 15701, and its telephone number is (800) 325-2265.
The Securities We May Offer
We may use this prospectus to offer:
a.Common stock;
b.Preferred stock;
c.Depositary shares;
d.Debt securities;
e.Warrants and;
f.Units consisting of two or more of the other securities described in this prospectus in any combination.
A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities that we may offer.

RISK FACTORS
An investment in our securities involves certain risks. You should carefully consider the risks described in the section entitled “Risk Factors” in the applicable prospectus supplement, as well as in the section entitled “Item 1A. Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2020 and in our updates to those “Risk Factors” contained in our quarterly reports on Form 10-Q, and any Current Reports on Form 8-K, filed after the fiscal year covered by such Annual Report, each of which is incorporated by reference into this prospectus. You should also review the other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference herein, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects, and could result in a loss of your investment.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include repayment of debt or the related interest payments, capital expenditures, possible acquisitions, investments and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

REGULATORY CONSIDERATIONS
General
S&T and S&T Bank are each extensively regulated under federal and state law. S&T is a financial holding company registered under the Bank Holding Company Act, and is subject to supervision, regulation and examination by the Board of Governors of the Federal Reserve System. S&T Bank is a Pennsylvania-chartered, FDIC-insured non-member commercial bank subject to the supervision and regulation of the Pennsylvania Department of Banking and Securities, or PADBS, and the FDIC. For a discussion of the material elements of the regulatory framework applicable to financial holding companies and bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.
To the extent statutory or regulatory provisions are described, the description is qualified in its entirety by reference to the particular statutory or regulatory provisions. Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress, in state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on S&T or S&T Bank is impossible to determine with any certainty.
Any change in applicable laws or regulations, or in the way such laws or regulations are interpreted by regulatory agencies or courts, may have a material impact on our business, operations and earnings.

DESCRIPTION OF COMMON STOCK
The following description summarizes the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of our articles of incorporation and bylaws as well as the Pennsylvania Business Corporation Law, referred to as the PBCL.
General
The applicable prospectus supplement will describe the terms of the common stock including, where applicable, the following:
a.the number of shares to be offered; and
b.the offering price.
The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. We currently have no preferred stock outstanding.
Authorized Common Stock
Our articles of incorporation authorize 50,000,000 shares of common stock, par value $2.50 per share. As of June 30, 2021, 39,345,719 shares of common stock were outstanding. Our common stock is traded on the Nasdaq Global Select Market under the symbol “STBA.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.
Voting Rights
Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of common stock do not have cumulative voting rights.
Dividends
Holders of common stock are entitled to dividends as and when declared by the board of directors out of funds legally available for the payment of dividends. The board of directors has in the past declared and paid regular dividends on a quarterly basis. However, the payment of future dividends is subject to the discretion of our board of directors, which will consider, among other factors, economic and market conditions, our financial condition and operating results, and other factors including applicable government regulations.
S&T is a legal entity separate and distinct from its banking and other subsidiaries. A substantial portion of our revenues consist of dividend payments we receive from S&T Bank. The payment of common dividends by S&T is subject to certain requirements and limitations of Pennsylvania law described below. S&T Bank, in turn, is subject to federal and state laws and regulations that limit the amount of dividends it can pay to S&T. In addition, both S&T and S&T Bank are subject to various general regulatory policies relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board has indicated that banking organizations should generally pay dividends only if (i) the organization’s net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (ii) the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality and overall financial condition. Thus, under certain circumstances based upon our financial condition, our ability to declare and pay quarterly dividends may require consultation with the Federal Reserve Board and may be prohibited by applicable Federal Reserve Board guidance.
We are incorporated in Pennsylvania and governed by the PBCL. Under the PBCL, S&T cannot pay dividends if, after giving effect to the dividend payments, it would be unable to pay its debts as they become due in the usual course of its business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time as of which the dividend is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividends.
Furthermore, if in the opinion of a federal bank regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), the agency may require that the bank cease and desist from the practice. The Federal Reserve Board has similar authority with respect to bank holding companies. Finally, these regulatory authorities have established guidelines with respect to the maintenance of appropriate levels of capital by a bank, bank holding company or savings association under their jurisdiction. Compliance with the standards set forth in these guidelines could limit the amount of dividends that we and our subsidiaries may pay in the future.
Rights upon Liquidation
In the event of our liquidation, dissolution or winding up, the holders of common stock would be entitled to receive our net assets remaining after paying all liabilities and after paying all preferred shareholders (including holders of depositary shares) the full preferential amount to which those shareholders are entitled.
Changes of Control
Certain Provisions of Pennsylvania Law.  Pennsylvania law has “anti-takeover” statutes. The PBCL allows Pennsylvania corporations to elect to either be covered or not be covered by certain of these statutes. S&T has elected in its bylaws not to be covered by Subchapter G of Chapter 25 of the PBCL governing “control-share acquisitions,” Subchapter H of Chapter 25 of the PBCL governing “disgorgement by certain controlling shareholders following attempts to acquire control,” Subchapter I of Chapter 25 governing “severance compensation for employees terminated following certain control-share acquisitions,” and Subchapter J of Chapter 25 governing “labor contracts following certain business combination transactions.” However, the following provisions of the PBCL apply to S&T:
a.shareholders are not entitled to call a special meeting (Section 2521);
b.unless the articles of incorporation provided otherwise (which as of the date hereof they do not), action by shareholder consent must be unanimous (Section 2524);
c.shareholders are not entitled to propose an amendment to the articles of incorporation (Section 2535);
d.certain transactions with interested shareholders (such as mergers or sales of assets between the company and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders (Section 2538);
e.a five year moratorium exists on certain business combinations with a 20% or more shareholder (described below) (Sections 2551-2556); and
f.shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired (Sections 2541-2547).
Under Pennsylvania law, we may not at any time engage, except in certain instances, in any business combination with any interested shareholder (an interested shareholder is a beneficial owner of more than 20% of the outstanding stock entitled to elect directors or an affiliate or associate of us who at any time within the previous five years was the beneficial owner of more than 20% of our outstanding stock entitled to elect directors) other than a business combination (i) approved by our board of directors prior to the interested shareholder’s share acquisition date (or where the interested shareholder’s acquisition of shares was previously approved), (ii) approved by the affirmative vote of all of the holders of the outstanding common stock, (iii) approved by holders of a majority of the voting shares (excluding the shares held by the interested shareholder or any associate or affiliate thereof) at a meeting called for such purpose, no earlier than three months after the interested shareholder becomes the beneficial owner of at least 80% of our voting shares if the consideration payable to our shareholders in the business combination complies with certain fair price conditions specified by the PBCL, (iv) approved by a majority of the votes of the shareholders entitled to vote (excluding the shares held by the interested shareholder or any associate or affiliate thereof) at a meeting called for such purpose not earlier than five years after the interested shareholder’s share acquisition date or (v) approved by a majority of the votes of the shareholders entitled to vote at a meeting called for such purpose not earlier than five years after the interested shareholder’s share acquisition date, if the business combination complies with certain fair price conditions specified by the PBCL.
Articles of Incorporation and Bylaws. S&T’s articles of incorporation and bylaws contain provisions that may discourage or delay attempts to gain control of S&T. Under S&T’s bylaws and articles of incorporation, S&T has (i) a requirement that no merger, consolidation, liquidation or dissolution of S&T nor any action that would result in the sale or other disposition of all or substantially all of the assets of S&T shall be valid unless first approved by the holders of at least 66-2/3% of the outstanding shares of common stock; and (ii) a requirement that only a majority of the board of directors may amend, alter or repeal the by-laws.

In addition, in certain instances the ability of S&T’s board to issue authorized but unissued shares of common stock and preferred stock may have an anti-takeover effect.
Federal Bank Regulatory Limitations. The ability of a third party to acquire S&T is also limited under applicable banking regulations. The Bank Holding Company Act requires any bank holding company to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Under the Bank Holding Company Act, a company’s obtaining “control” of S&T would also require prior approval of the Federal Reserve Board. “Control” generally means:
a.the ownership or control of 25% or more of a class of voting securities,
b.the ability to elect a majority of the directors, or
c.the ability otherwise to exercise a controlling influence over management or policies.
Additionally, for an acquisition that does not otherwise require Federal Reserve approval, the Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless:
a.the Federal Reserve Board has been given 60 days prior written notice of the proposed acquisition; and
b.within that time period, the Federal Reserve Board does not issue a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued.
An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. Under the Change in Bank Control Act, a person is deemed to exercise “control” if the person:
a.owns 25% or more of a class of voting securities, or
b.owns 10% or more of the voting securities and the institution either (a) has registered securities under Section 12 of the Securities Exchange Act of 1934, or (b) the person is the largest shareholder.
As a result, the acquisition of 10% or more of the voting stock of S&T would generally constitute the acquisition of control and required approval of the Federal Reserve Board.
Miscellaneous
Holders of common stock do not have any preemptive rights for the purchase of any securities of S&T or any conversion rights. The common stock is not subject to redemption or a sinking fund. The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company, New York, New York.

DESCRIPTION OF PREFERRED STOCK
The following description summarizes the general terms of S&T’s preferred stock that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of preferred stock offered through that prospectus supplement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. You should read the particular terms of any series of preferred stock offered by S&T which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of S&T’s articles of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to the particular series of preferred stock offered by the prospectus supplement and this prospectus will be filed as an exhibit or incorporated by reference in the registration statement.
General
S&T’s articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock, no par value. As of the date of this prospectus, there were no shares of preferred stock outstanding.
Under S&T’s articles of incorporation, the board of directors of S&T is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:
a.the designation of the series;
b.the number of shares to comprise the series;
c.the dividend rate or rates payable with respect to the shares of the series;
d.the voting rights;
e.the conversion privileges;
f.the redemption rights and price or prices, including sinking fund provisions;
g.the rights of the series in the event of liquidation or dissolution, and the relative rights of priority of payment of shares of that series;
h.any other powers, preferences and rights of the shares of the series; and
i.the qualifications, limitations or restrictions pertaining to the series.
 Prior to the issuance of any series of preferred stock, the board of directors of S&T will adopt resolutions creating and designating the series as a series of preferred stock and will file a statement with respect to shares as an amendment to the articles of incorporation.
The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of S&T and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by S&T may have the effect of rendering more difficult or discouraging an acquisition of S&T deemed undesirable by the board of directors of S&T.
Under existing interpretations of the Federal Reserve Board, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears, that series of preferred stock may then be deemed a “class of voting securities.” In such case, a holder of 25% or more of such series of preferred stock, or a holder of such lower amount of the series of preferred stock as may be deemed, when coupled with other factors, to constitute a controlling influence over S&T, may then be regulated as a “bank holding company” with respect to S&T in accordance with the Bank Holding Company Act. In addition, when a series is deemed a class of voting securities:

a.any other bank holding company generally would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act to acquire or retain 5% or more of that series of preferred stock; and
b.any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.
Before exercising its option to redeem any shares of preferred stock, S&T will obtain the approval of the Federal Reserve Board if then required by applicable law.
The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights for the purchase of additional securities of S&T.
The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Rank
Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.
Dividends
Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of S&T out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of S&T or, if applicable, the records of the depositary referred to below under “Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.
S&T may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

a.all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or
b.the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.
Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.
Similarly, S&T may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of S&T ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

a.all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or
b.the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.
Conversion and Exchange

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of S&T’s common stock.
Redemption
If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of S&T or the holder thereof and may have a mandatory redemption date.
Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless S&T defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, there is no restriction on the redemption of shares of preferred stock while there is any arrearage in the payment of dividends.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of S&T, holders of each series of preferred stock will be entitled to receive distributions in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus, if dividends are cumulative on that series, an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.
If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of S&T on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from S&T after they have received their full liquidation preference.
Voting Rights
The holders of shares of preferred stock will have no voting rights, except:
a.as otherwise stated in the prospectus supplement;
b.as otherwise stated in the statement with respect to shares establishing such series; and
c.as required by applicable law, including the PBCL.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock. If we choose to do so, we will provide for the issuance of depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock. We will specify that fraction or multiple in the prospectus supplement.
The following summarizes the general terms of the depository shares that may be offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any depositary shares offered through the prospectus supplement. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depositary shares being offered. You should read the particular terms of any depositary shares we offer in the applicable prospectus supplement, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit or incorporated by reference in the registration statement of which this prospectus is a part.
General
The shares of a preferred stock series underlying depositary shares will be deposited under a separate deposit agreement between S&T and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will indicate the name and address of the depositary. Under the relevant deposit agreement, each owner of a depositary share will be entitled, in proportion to its interest in a share of the underlying series of preferred stock, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.
Depositary shares will be evidenced by one or more depositary receipts issued under a deposit agreement.
Dividends and other Distributions
The depositary will distribute all cash dividends or other cash distributions on the underlying preferred stock to the record depositary shareholders based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.
If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the applicable holders.
Conversion; Redemption; Liquidation
Any terms on which the depositary shares relating to the preferred stock of any series may be converted or redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.
Voting
Upon receiving notice of any meeting at which holders of the underlying series of preferred stock are entitled to vote, the depositary will mail the information contained in that notice to the record holders of the depositary shares corresponding to that series of preferred stock. Each such depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the underlying shares of preferred stock. The depositary will vote those underlying preferred stock shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to the underlying preferred stock, it will abstain from voting those shares, unless otherwise indicated in the applicable prospectus supplement.
Charges of Depositary
We will pay all charges of the depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
The depositary will forward to the relevant depositary shareholders all reports and communications that we are required to furnish to preferred shareholders of the underlying series.
Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of S&T and the depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Resignation or removal will take effect only upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

a.be a bank or trust company having its principal office in the United States; and
b.have combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is filed as an exhibit to the registration statement of which this prospectus is a part. This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized the provisions of the indentures below. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. You should also read the more detailed provisions of the indenture.
General
S&T is a holding company. Claims of holders of our debt securities in a liquidation or dissolution will generally be junior to claims of creditors of our subsidiaries, including in the case of any bank subsidiary, its depositors, except to the extent S&T may itself be a creditor with recognized claims against the subsidiary.
Unless we give you different information in the prospectus supplement, the senior debt securities will be unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities-Subordination” and in the applicable prospectus supplement.
We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the series of debt securities being issued. Any resolution approving the issuance of any series of debt securities will include the terms of that series of debt securities, which may include:
a.the title and series designation;
b.the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;
c.the principal amount payable, whether at maturity or upon earlier acceleration;
d.whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;
e.whether the debt securities will be issued as original issue discount securities (as defined below);
f.the date or dates on which the principal of the debt securities is payable;
g.any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;
h.the date from which any interest will accrue;
i.any interest payment dates;
j.whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;
k.the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;
l.the stated maturity date;

m.whether the debt securities are to be issued in global form;
n.any sinking fund requirements;
o.any provisions for redemption, the redemption price and any remarketing arrangements;
p.the denominations of the securities or series of securities;
q.whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;
r.any restrictions on the offer, sale and delivery of the debt securities;
s.the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;
t.whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;
u.the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;
v.any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture;
w.the identity of each security registrar or paying agent (if other than trustee);
x.any provisions granting special rights to securities holders upon the occurrence of specified events;
y.any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture; and
z.the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities.
The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.
You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.
Registration and Transfer
Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.
No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.
Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.
Global Securities
Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities:

a.default in the payment of any principal or premium on the senior debt securities at maturity;
b.default in the payment of any interest on the senior debt securities, when due, which continues for 30 days;
c.default in the deposit of any sinking fund payment when due;
d.default in the performance, or breach, of any covenant or warranty contained in the applicable indenture for the benefit of that series of senior debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach by holders of at least 25% in principal amount of the outstanding senior debt securities;
e.specified events in bankruptcy, insolvency or reorganization of S&T or any principal subsidiary bank; and
f.any other event of default provided with respect to the senior debt securities of any series.
A principal subsidiary bank means any subsidiary bank that has total assets equal to 50 percent or more of the consolidated assets of S&T and its consolidated subsidiaries. Our principal subsidiary bank is S&T Bank.
Unless otherwise described in the applicable prospectus supplement, the following are events of default under the subordinated indenture:
a.specified events in bankruptcy, insolvency or reorganization of S&T; and
b.any other event of default provided with respect to the subordinated debt securities of any series.
Under the senior indenture, if an event of default (other than an event of default arising from specified events in bankruptcy of us or any principal subsidiary bank) occurs and is continuing for any series of senior debt securities, the indenture trustee or the holders of not less than 25% in aggregate principal amount, or under certain circumstances the issue price, of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable. If an event of default arising from specified events in bankruptcy of us or any of our significant subsidiaries occurs, the principal amount of all outstanding senior debt securities becomes immediately due and payable.
Under the subordinated indenture, if an event of default occurs and is continuing for any series of subordinated debt securities, the indenture trustee or the holders of not less than 25% in aggregate principal amount, or under certain circumstances the issue price, of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the subordinated debt securities of that series, to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default with respect to that series, except a default:
a.in the payment of any amounts due and payable or deliverable under the debt securities of that series; or
b.in respect of a covenant contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.
A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture only, if:

a.that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;
b.the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;
c.the indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and
d.the indenture trustee fails to institute the proceeding within 60 days.
However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.
We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.
Modification and Waiver
Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

a.change the stated maturity date of the principal of (or premium on), or any installment of principal or interest on, any debt security issued under that indenture;
b.reduce the principal amount of, the rate of interest on, or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

c.reduce the amount of principal of an original issue discount security issued under that indenture payable upon acceleration of its maturity; or provable in bankruptcy or adversely affect any right of repayment of a debt security;
d.change the place or currency of payment of principal or any premium or interest on, any debt security issued under that indenture;
e.impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture; or
f.reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture.
The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except a default:
a.in the payment of any principal or premium or interest on any debt securities; or
b.in respect of a covenant that cannot be modified without the consent of each holder of outstanding debt securities.
Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may amend and modify each indenture without the consent of any holder for any of the following purposes:
a.to evidence the succession of another person to our company;
b.to add to our covenants for the benefit of the holders of all or any series of debt securities;
c.to add events of default for the benefit of the holders of all or any series of debt securities;
d.to add or change any provisions of the indentures to facilitate the issuance of bearer securities;
e.to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;
f.to establish the form or terms of debt securities of any series;
g.to evidence and provide for the acceptance of appointment by a successor indenture trustee;
h.to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture; or
i.to secure the securities.
Consolidation, Merger and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than our company, is a corporation organized and existing under the laws of the United States of America or any U.S. state assumes all of our obligations to:
a.pay the principal of and any premium and interest on, the debt securities;
b.perform and observe all of our covenants and other obligations under the indentures and supplemental indentures; and

c.we or any successor corporation, as the case may be, is not immediately after any consolidation or merger, in default under the indentures, or no event has taken place that with notice or lapse of time would become a default.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.
International Offering
If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.
We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.
Defeasance
We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series. The defeasance may be full or covenant defeasance. If we fully defease the debt securities, you will have to rely solely on the trustee for payments on your debt securities. To fully defease the debt securities, we must take the following steps:
(1) deposit irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:
a.in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;
b.in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or
c.a combination of money and U.S. government obligations or foreign government obligations, as applicable;
(2) deliver:
a.an opinion of counsel that there has been a change in federal tax law or a tax ruling that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and defeasance and certain other matters; and
b.an officers’ certificates certifying as to certain matters.
Under current federal tax law, we can make the same type of deposit described above and be released from some of the covenants relating to the debt securities, referred to as covenant defeasance. While you would lose the protection of the restrictive covenants, you would gain the protection of having the money set aside in the trust to repay your debt securities.
In order to achieve covenant defeasance, we must make the same deposit described above and deliver an opinion of counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of the deposit and defeasance, and an officer’s certificate as to certain matters.
Furthermore, the defeasance cannot cause an event of default under the indenture or any other agreement or instrument and no default under the indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

Subordination
The subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.
If the maturity of any subordinated debt securities is accelerated, we will have to repay all senior indebtedness before we can make any payment on the subordinated debt securities.
In addition, we may make no payment on the subordinated debt securities in the event:
a.there is a default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any grace period, or an event of default with respect to any senior indebtedness that permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness; or
b.any judicial proceeding is pending with respect to such default in payment or event of default.
By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities.
Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior indebtedness” is defined in the subordinated indenture as (1) the principal, premium, if any, and interest on, indebtedness for borrowed money of S&T, other than the subordinated debt securities, including indebtedness of others guaranteed by S&T, whether any such indebtedness exists as of the date of the indenture, or is created, incurred, assumed or guaranteed after such date, except for any indebtedness that by its terms expressly is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities; and (2) any deferrals, renewals, and extensions of such indebtedness. Senior indebtedness also includes any commercial paper issued by S&T.
“Indebtedness for borrowed money” means:
a.any obligations of S&T, or guaranteed by S&T, for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;
b.any capitalized lease obligations, and
c.any deferred obligation for payment of the purchase price of any property or assets.
The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.
The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.
Restrictive Covenants
The indentures contain covenants regarding certain administrative matters under the indentures, as well as maintaining S&T’s corporate existence and properties and the payment of taxes. The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may agree to be bound in connection with a series of subordinated debt securities offered by us.

The senior indenture contains the following restrictive covenants:
Limitations on Sale or Issuance of Capital Stock of Certain Subsidiaries. So long as any senior debt securities are outstanding, S&T shall not sell or otherwise dispose of, or permit the issuance of any voting stock of any principal subsidiary bank or any subsidiary who owns a controlling interest in shares of voting stock of any principal subsidiary bank, other than to S&T or its wholly owned subsidiaries. These restrictions do not apply to:
a.transactions required by law to qualify a person as a director;
b.transactions required by a court or regulatory order;
c.a merger of a principal subsidiary bank with or into a wholly owned subsidiary or a principal subsidiary bank if after the merger S&T owns not less than the percentage of the voting stock of the surviving entity as it owned of such principal subsidiary bank prior to the transaction;
d.the sales, issuances, or other dispositions are for fair market value as determined by the board of directors and after giving effect to such, S&T and its wholly owned subsidiaries will own not less than 80% of the voting stock of such principal subsidiary bank or subsidiary;
e.a principal subsidiary bank sells additional shares of voting stock to its stockholders at any price, if after such sale, S&T owns not less than the percentage of voting stock of such principal subsidiary bank it owned prior to such sale; or
f.a pledge or lien created to secure loans or extensions of credit by a subsidiary bank subject to Section 23A of the Federal Reserve Act.

A principal subsidiary bank means any subsidiary bank that has total assets equal to 50 percent or more of the consolidated assets of S&T and its consolidated subsidiaries. Our principal subsidiary bank is S&T Bank.
Limitation Upon Liens on Certain Capital Stock. The senior indenture prohibits S&T from creating liens upon the stock of any principal subsidiary bank or the capital stock of a subsidiary who owns shares of capital stock of any principal subsidiary bank, except in certain limited cases described in the senior indenture.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock. Warrants may be issued independently or together with the shares of common stock or preferred stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares.
The applicable prospectus supplement will describe the specific terms of the warrants offered through the prospectus supplement. You should read the particular terms of any warrants we offer in the applicable prospectus supplement, together with the warrant agreement and other documents, which will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.
We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any relationship of agency for or with the registered holders or beneficial owners of the warrants. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
The applicable prospectus supplement will describe, where applicable, the following:
a.the title of such warrants;
b.the aggregate number of such warrants;
c.the price or prices at which such warrants will be issued;
d.the designation, terms and number of shares of common stock or preferred stock purchasable upon exercise of such warrants;
e.the designation and terms of the shares of common stock or preferred stock with which such warrants are issued and the number of such warrants issued with such shares;
f.the date on and after which such warrants and the related common stock or preferred stock will be separately transferable, including any limitations on ownership and transfer of such warrants;
g.the price at which each share of common stock or preferred stock purchasable upon exercise of such warrants may be purchased;
h.any provisions for changes to or adjustments in the exercise price;
i.the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
j.the minimum or maximum amount of such warrants that may be exercised at any one time;
k.information with respect to book-entry procedures, if any;
l.a discussion of certain federal income tax consequences; and
m.any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS
We may issue, in one more series, units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement will disclose the specific terms of the units offered through the prospectus supplement. You should read the particular terms of any units we offer in the applicable prospectus supplement, together with the complete unit agreement and any supplemental agreements that contain the terms of the units, which will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.
We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with the registered holders or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.
The applicable prospectus supplement will describe the terms of the series of units being offered, including:
a.the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
b.any provisions of the governing unit agreement that differ from those described below; and
c.any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions in a prospectus supplement regarding our common stock, preferred stock, depositary shares, debt securities, or warrants will apply to each unit to the extent such unit consists of such securities.

PLAN OF DISTRIBUTION
We may sell the securities being offered by this prospectus separately or together through any of the following methods:
a. through agents;
b.through underwriters;
c.through brokers or dealers;
d.directly to investors or purchasers;
e.through a combination of any of these methods of sale.
Securities may also be issued upon exercise of warrants or as a dividend or distribution. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
We may distribute the securities from time to time in one or more transactions:
a.at a fixed price or prices, which may be changed from time to time;
b.at market prices prevailing at the times of sale;
c.at prices related to such prevailing market prices; or
d.at negotiated prices.
Each time we sell securities, we will describe the method of distribution of the securities in the applicable prospectus supplement.
Sales through Agents
We may offer and sell securities through agents. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933.
Sales Through Underwriters or Dealers
We may offer and sell securities to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.
Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Direct Sales
We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.
Delayed Delivery Contracts
We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

a.that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and
b.that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.
“At the Market” Offerings
We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on Nasdaq, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 with respect to any sales effected through an “at the market” offering.
Market Making, Stabilization and Other Transactions
To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities to be offered by this prospectus will be passed upon for us by the law firm of McGuireWoods LLP, Pittsburgh, PA. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of S&T Bancorp, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020, expresses an opinion that S&T Bancorp, Inc. did maintain effective internal control over financial reporting as of December 31, 2020.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings also are available to the public on the SEC’s website at http://www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition, our filings are available on our investor relations website at http://www.stbancorp.com. We have included our website address as an inactive textual reference only. The information set forth on our website is not part of this prospectus.
The SEC allows us to incorporate by reference certain documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered part of this prospectus.
We incorporate by reference into this prospectus the documents listed below that S&T has previously filed with the SEC and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of an offering. These additional documents include periodic reports such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than any portions of such documents that have been furnished and not filed). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.
The following documents filed by S&T (Commission File No. 000-12508) with the SEC are hereby incorporated in this proxy statement/prospectus (other than any portions of such documents that have been furnished and not filed):
•Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;
•Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021;
•Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 4, 2021;
•Current Reports on Form 8-K filed on January 28, 2021; March 17, 2021; April 2, 2021; April 22, 2021; May 20, 2021; June 2, 2021; June 3, 2021, July 12, 2021 and July 22, 2021; and
•The description of the Common Stock which is contained in S&T’s Description of Securities filed as Exhibit 4.1 to S&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 2, 2020, including any amendment or report filed for the purpose of updating such description.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from S&T without charge, including any exhibits to those documents. You can, including if you are a beneficial owner, obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:
S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, PA 15701
Attention: Investor Relations
Telephone:  (800) 325-2265
Email: investor.relations@stbank.com

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution
The estimated expenses in connection with this registration statement, other than underwriting discounts and commissions, are as follows:

SEC Registration fee	$(1)
Trustee, Transfer Agent and Depositary fees and expenses	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous expenses	(2)
TOTAL	$(2)

(1)	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

(2)	These fees are dependent on the type and number of securities offered and number of offerings and cannot be determined at this time. Additional information regarding estimated fees and expenses will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification Of Officers And Directors
Section 1741 of the Pennsylvania Business Corporation Law, or the PBCL, provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.
Section 1742 of the PBCL provides, in general, that a corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except no indemnification will be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.
Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced if it is ultimately determined that such person is not entitled to indemnification from the corporation. Article V of S&T’s by-laws provides indemnification of directors, officers and other agents of S&T and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the PBCL.
Section 501(3) of S&T’s by-laws provide that the rights to indemnification and advancement of expenses in the by-laws are not exclusive, and may be in addition to, any rights granted to an indemnitee under S&T’s Articles of Incorporation, as amended from time to time, an agreement or vote of shareholders or disinterested directors or otherwise. Section 1747 of the PBCL provides, in general, that the corporation has the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity against any liability asserted against the person in any capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify such person against that liability under the provisions of the PBCL. As authorized by Section 1747 of the PBCL and Section 501(4) of S&T’s by-laws, S&T maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering S&T for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by S&T.
The foregoing is only a general summary of certain aspects of Pennsylvania law and S&T’s by-laws dealing with indemnification of directors and officers, and does not purport to be complete. The description is qualified in its entirety by reference to the detailed provisions of Article V, Section 501 of the by-laws of S&T and the referenced sections of the PBCL.

Item 16	Exhibits
EXHIBIT NO.	DESCRIPTION

Exhibit 1.1	Form of Underwriting Agreement for Debt Securities*
Exhibit 1.2	Form of Underwriting Agreement for Common Stock*
Exhibit 1.3	Form of Underwriting Agreement for Preferred Stock*
Exhibit 1.4	Form of Underwriting Agreement for Depositary Shares*
Exhibit 1.5	Form of Underwriting Agreement for Warrants*
Exhibit 1.6	Form of Underwriting Agreement for Units*
Exhibit 4.1
Amended and Restated Articles of Incorporation of S&T Bancorp, Inc. (filed as Exhibit 3.1 to S&T Bancorp, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed on August 4, 2021, and incorporated herein by reference)

Exhibit 4.2	By-Laws of S&T Bancorp, Inc. (filed as Exhibit 3.1 to S&T Bancorp, Inc. Current Report on Form 8-K filed on December 23, 2020 and incorporated herein by reference)
Exhibit 4.3	Form of Indenture for Senior Debt Securities (filed as Exhibit 4.1 to Registration Statement on Form S-3 (No. 333-207473) filed on October 16, 2015 and incorporated herein by reference)
Exhibit 4.4	Form of Note for Senior Debt Securities*
Exhibit 4.5	Form of Indenture for Subordinated Debt Securities (filed as Exhibit 4.3 to Registration Statement on Form S-3 (No. 333-207473) filed on October 16, 2015 and incorporated herein by reference)
Exhibit 4.6	Form of Note for Subordinated Debt Securities*
Exhibit 4.7	Form of Warrant Agreement for Common Stock, including form of Warrant*
Exhibit 4.8	Form of Warrant Agreement for Preferred Stock, including form of Warrant*
Exhibit 4.9	Form of Unit Agreement*
Exhibit 4.10	Form of Statement with Respect to Shares*
Exhibit 4.11	Form of Certificate of Preferred Stock*
Exhibit 4.12	Form of Certificate for Common Stock*
Exhibit 4.13	Form of Deposit Agreement, including Form of Depositary Receipt*
Exhibit 5.1	Opinion of McGuireWoods LLP (filed herewith)
Exhibit 23.1	Consent of Ernst and Young LLP, an Independent Registered Public Accounting Firm (filed herewith)
Exhibit 23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1)
Exhibit 24.1	Powers of Attorney (included on signature page hereto)
Exhibit 25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Debt Securities*
Exhibit 25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Debt Securities*
* To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

Exhibit 17.            Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indiana, Commonwealth of Pennsylvania, on August 4, 2021.

S&T BANCORP, INC.

/s/ Mark Kochvar
Mark Kochvar Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Signatory)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Antolik and Mark Kochvar, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 4, 2021.

Signature	Title

/s/ David G. Antolik	President, Interim Chief Executive Officer and Director (Principal Executive Officer)
David G. Antolik

/s/ Mark Kochvar	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Mark Kochvar

/s/ Melanie Lazzari	Executive Vice President, Controller (Principal Accounting Officer)
Melanie Lazzari

/s/ Peter Barsz	Director
Peter Barsz

/s/ Christina A. Cassotis	Director
Christina A. Cassotis

/s/ Michael J. Donnelly	Director
Michael J. Donnelly

/s/ Jeffrey D. Grube	Director
Jeffrey D. Grube

/s/ Lewis W. Adkins Jr.	Director
Lewis W. Adkins Jr.

/s/ William Hieb	Director
William Hieb

Director
Robert E. Kane

/s/ Frank J. Palermo	Director
Frank J. Palermo

/s/ Christine J. Toretti	Chair of the Board and Director
Christine J. Toretti

Director
Steven J. Weingarten